FIRST AMENDMENT TO THE

MORRISON RESTAURANTS INC.

RETIREMENT PLAN

        THIS FIRST AMENDMENT is made on this 21st day of September, 1995, by MORRISON RESTAURANTS INC. (the “Primary Sponsor”), a corporation organized and existing under the laws of the State of Delaware.

W I T N E S S E T H:

WHEREAS, the Primary Sponsor maintains the Morrison Restaurants Inc. Retirement Plan (the "Plan"), which was last amended and restated by indenture dated October 21, 1994; and

        WHEREAS, the Primary Sponsor now desires to amend the Plan in connection with its application for a determination letter on the tax-qualified status of the Plan;

        NOW, THEREFORE, the Plan is hereby amended, effective July 1, 1989, by adding a new final sentence thereto as follows:

“Each former Participant who is not vested in any portion of his Accrued Benefit and who is reemployed by a Plan Sponsor before the completion of five (5) consecutive Breaks in Service shall become a Participant as of the date of his reemployment.”

        Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

        IN WITNESS WHEREOF, the Primary Sponsor has caused this First Amendment to be executed as of the day and year first above written.

MORRISON RESTAURANTS INC. BY: /s/ Samuel E. Beall, III Title: Chairman and Chief Executive Officer

ATTEST: BY: /s/ Philip G. Hunt Title: Secretary